UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 24, 2010

K-Fed Bancorp
(Exact name of registrant as specified in its charter)

Federal	000-50592	20-0411486
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1359 N. Grand Avenue, Covina, CA	91724
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(626) 339-9663

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. Results of Operations and Financial Condition.

On August 27, 2010, K-Fed Bancorp issued a press release disclosing its June 30, 2010 financial results.

A copy of the press release is included as Exhibit 99.1 to this report and is being furnished to the SEC and shall not be deemed filed for any purpose.

ITEM 8.01.  OTHER EVENTS.

On August 24, 2010, the Boards of Directors of K-Fed Bancorp (the "Company"), K-Fed Mutual Holding Company, (the "Mutual Holding Company"), Kaiser Federal Financial Group, Inc. and Kaiser Federal Bank (the "Bank") each amended the Plan of Conversion and Reorganization of the Mutual Holding Company (the "Plan") pursuant to which the Mutual Holding Company will undertake a "second-step" conversion and cease to exist. The Bank will reorganize from a two-tier mutual holding company structure to a stock holding company structure. The Mutual Holding Company currently owns approximately 66.7% of the shares of common stock of the Company.

The Plan was amended to increase the purchase limitations to 5% of the shares sold in the offering in addition to certain technical amendments.  The Amended and Restated Plan is filed as Exhibit 2.1 to this Form 8-K which is incorporated herein by reference in its entirety.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) 2.1 99.1
Exhibits.
Plan of Conversion and Reorganization of K-Fed Mutual Holding Company (Incorporated by reference to Exhibit 2 to the Registration Statement on Form S-1, filed by Kaiser Federal Financial Group, Inc. with the Securities and Exchange Commission on August 25, 2010 (File No. 333-167179).

K-Fed Bancorp press release dated August 27, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                       K-FED BANCORP

DATE: August 27, 2010	By:	/s/ K. M. Hoveland
K. M. Hoveland
President and Chief Executive Officer